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                                  Exhibit 6-1

                       CIBC Capital Partners Letterhead


Via facsimile 423. 539-9643

December 20, 1999


Mr. John T. Schofield
Chairman & CEO
Thermatrix Inc.
308 N. Peters Road
Suite 100
Knoxville, TN 37922

Dear John:

It is with regret that I must tender my resignation as a member of the Board of Directors of Thermatrix Inc. effective today. The demands of my position at CIBC Capital Partners preclude me from devoting the time necessary to be of real value to the company during this period. It has been a pleasure serving with you.

Sincerely,

/s/ Robi Blumenstein
Robi Blumenstein